EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

No. D-	Date of Issuance: August 15, 2005

WARRANT TO PURCHASE COMMON STOCK

OF

BIOLASE TECHNOLOGY, INC.

This certifies that, for value received,                         , or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from BIOLASE TECHNOLOGY, INC., a Delaware corporation (the “Company”), in whole or in part,                          (            ) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock (“Stock”). This Warrant shall be exercisable at a per share exercise price initially equal to $11.06, although such price may be adjusted as provided in Section 11 below (the “Exercise Price”).

The number and character of, and the Exercise Price for, the Warrant Shares are subject to adjustment as provided herein and all references to “the Warrant Shares” and “the Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The term “Warrant” as used herein shall mean this Warrant and any warrants delivered in substitution or exchange for this Warrant as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term (the “Exercise Period”) commencing upon the date of issuance hereof, and shall no longer be exercisable and shall terminate upon January 24, 2010, and shall be void thereafter.

2. Exercise of Warrant. This Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto as Attachment A (the “Exercise Form”) duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within thirty (30) days thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. Except as provided in Section 11 below, no adjustments shall be made on the Warrant Shares issuable on the exercise of this Warrant for any dividends or distributions paid or payable to holders of record of Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares. In addition, in the event that the Holder desires to arrange for a cashless exercise of this Warrant with a registered broker/dealer, the Company shall use its commercially reasonable efforts to cooperate in facilitating such cashless exercise.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of a share of Stock multiplied by such fraction.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5. Rights of Stockholders. Except as provided in Section 11 below, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any capital stock of the Company for any purpose, and nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to or from no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends, subscription rights or otherwise, until this Warrant shall have been exercised as provided herein.

6. Recordkeeping.

(a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder of this Warrant or any portion hereof may change the Holder’s address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, the Holder shall have the right, at is sole and absolute discretion, to transfer this Warrant, in whole or in part, to any of the following: (i) Colette Cozean, PhD, an individual, (ii) Patrick Day, an individual, (iii) Lares Research, Inc., a California corporation or (iv) the law firm of Dovel & Luner, LLP (collectively, the “Permitted Transferees”); provided, however, that any transferor of any part of this Warrant may only transfer at least the lesser of (x) all of the Warrant such holder owns or (y) the Warrant to purchase at least 7,500 Warrant Shares; and provided, further, that as a condition to any such transfer, any transferee of any part of this Warrant shall make the representations and warranties to the Company set forth on Attachment B hereto. The Holder shall not sell Biolase shares on any one trading day more than twenty percent (20%) of the average daily volume of the Company’s Stock on the Nasdaq National Market for the immediately preceding thirty (30) days (the “Volume Restriction”); provided, however, that the Volume Restriction shall not apply to the transfer by the Holder of the Stock to any of the Permitted Transferees, provided, however, that as a condition to any such transfer, such transferee shall (i) make the representations and warranties to the Company set forth on Attachment B hereto and (ii) agree that they will not, together with the Holder and the other Permitted Transferees, exceed the Volume Restriction; and provided, further, that the Volume Restriction shall not apply to transfers by the Holder or a Permitted Transferee to a block purchaser in a negotiated transaction so long as such purchaser agrees to be subject to the terms of Attachment B hereto and the Holder, the Permitted Transferees and such purchaser agree that they will not collectively exceed the Volume Restriction.

(d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the 1933 Act and with the limitations on assignments and transfers and contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

7. Holder’s Representations, Warranties and Covenants. The Holder hereby makes the representations, warranties and covenants set forth on the Representation Statement annexed hereto as Attachment B, as of the date hereof and as of the date of any exercise of this Warrant, as though such representations, warranties and covenants were fully set forth herein.

8. Reservation of Stock. The Company covenants that during the Exercise Period the Company will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the issuance of Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend the Company’s Certificate of Incorporation to provide a sufficient reserve of shares of Stock for issuance upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges caused or created solely by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery; (ii) the next business day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt; (iii) when sent by facsimile, if receipt is confirmed; or (iv) on the fifth (5th) business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested.

10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Reclassification, etc. If, at any time while this Warrant or any portion hereof remains unexpired, Stock, by conversion, reclassification of securities or otherwise, shall change into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such conversion, reclassification or other change and the Exercise Price therefor shall be appropriately modified in the good faith discretion of the Board, all subject to further adjustment as provided in this Section 11.

(b) Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant or any portion hereof remains unexpired, shall split, subdivide or combine the outstanding shares of Stock into a different number of shares of Stock, then (i) in the case of a split or subdivision, the Exercise Price shall be proportionately decreased and the Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant or any portion hereof remains unexpired, the holders of Stock shall receive, or, on or after the record date fixed for the determination of eligible stockholders, shall become entitled to receive, without payment therefor, additional shares of Stock by way of a dividend (“Additional Shares”), then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such Additional Shares that the Holder would hold on the date of such exercise had it been the holder of record of that number of Warrant Shares receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Shares and/or all other Additional Shares available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

(d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate signed by an executive officer setting forth the event requiring the adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based, the method by which such adjustment was calculated and the Exercise Price and number of Warrant Shares purchasable hereunder after giving effect to such adjustment. The Company shall, upon the written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Warrant Shares that at the time would be received upon the exercise of the Warrant.

12. Miscellaneous.

(a) This Warrant shall be governed by the laws of the State of California as applied to agreements entered into in the State of California by and among residents of the State of California.

(b) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Pacific Time on the business day following such Saturday, Sunday or United States federally recognized holiday.

(c) In the event that the Warrant Shares cannot be sold pursuant to an effective registration statement on the date that is one (1) year after the issuance thereof, the Company shall cause its counsel to provide an instruction letter to the Company’s transfer agent pursuant to Rule 144 of the 1933 Act to permit the transfer and sale of the Warrant Shares, provided that Rule 144 is otherwise available for the sale of such Warrant Shares.

(d) This Warrant may be executed in counterparts which, together, shall constitute but one original.

13. Assignment of Registration Rights Agreement.

The Company and Holder acknowledge that in connection with the transfer of this Warrant to Holder, Diodem, LLC, a California limited liability company (“Diodem”), has transferred and assigned to Holder its rights and obligations under that certain Registration Rights Agreement dated January 24, 2005 by and between the Company and Diodem with respect to the Warrant Shares, and Holder expressly agrees to accept and be bound by such transfer and assignment with respect to the Warrant Shares. The Company and Holder agree that Holder will be deemed a “Holder” under such Registration Rights Agreement.

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IN WITNESS WHEREOF, BIOLASE TECHNOLOGY, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: August 15, 2005

COMPANY:

BIOLASE TECHNOLOGY, INC.
a Delaware corporation

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO:

HOLDER:

[NAME]

By:

Name:

Title:

ATTACHMENT A TO WARRANT

NOTICE OF EXERCISE

To:	BIOLASE TECHNOLOGY, INC.

1.	The undersigned hereby elects to purchase shares of Stock of BIOLASE TECHNOLOGY, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

2.	In exercising the attached Warrant, the undersigned hereby confirms and acknowledges the provisions of Attachment B (i.e., the Representation Statement) to such Warrant, which are incorporated herein by reference.

[NAME]

By:

Name:

Title:

Dated:                              , 20

ATTACHMENT B TO WARRANT

REPRESENTATION STATEMENT

The undersigned Holder represents, covenants and agrees as follows:

(i) Purchase for Own Account. The Warrant (the “Warrant”) issued by BIOLASE TECHNOLOGY, INC., a Delaware corporation (the “Company”) to the Holder (the “Holder”) and the shares of common stock of the Company issued upon exercise of the Warrant (the “Shares”) (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933 (the “1933 Act”), and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder also represents that the Holder has not been formed for the specific purpose of acquiring the Securities.

(ii) Disclosure of Information. The Holder believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be received by the Holder under the Warrant. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the investment in the Securities and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access.

(iii) Investment Experience. The Holder understands that the investment in the Securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of the Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

(iv) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

(v) Restricted Securities. The Holder understands that the Securities will be characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under the 1933 Act and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Holder represents that the Holder is familiar with Rule 144 promulgated by the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

(vi) Legend. It is understood that the certificate or certificates evidencing the Securities will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect.

(vii) “Market Stand-Off” Agreement. In respect of any underwritten public offering by the Company, the Holder hereby agrees that the Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act in respect of such offering, provided that (i) all officers and directors of the Company enter into similar agreements; and (ii) Holder is provided an opportunity to include the Warrant Shares in such underwritten offering.

[NAME]

By:

Name:

Title:

Dated:                              , 20

SCHEDULE TO

FORM OF

WARRANT TO PURCHASE COMMON STOCK

OF

BIOLASE TECHNOLOGY, INC.

The foregoing form of Warrant to Purchase Common Stock of Biolase Technology, Inc. was issued on August 15, 2005 to the following holders in the amounts indicated, in connection with the assignment by Diodem, LLC of its Warrant to Purchase Common Stock:

Warrant No.	Holder	Number of Shares
D-2	Dovel & Luner, LLP	28,363
D-3	Lares Research, a California corporation	25,020
D-4	Colette Cozean	15,144
D-5	Patrick J. Day	12,510